UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2007

MEDIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19131	52-1555759
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One MedImmune Way Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 398-0000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 18, 2007, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 22, 2007, by and among AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (“Parent”), AstraZeneca Biopharmaceuticals, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Purchaser”), and MedImmune, Inc., a Delaware corporation (“MedImmune”), Purchaser was merged with and into MedImmune (the “Merger”), with MedImmune surviving the Merger as an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”).  As a result of the Merger, all outstanding shares of common stock of MedImmune, par value $0.01 per share (including the associated preferred stock purchase rights, the “Shares”), other than any Shares in respect of which appraisal rights are validly exercised under Delaware law and any Shares owned by MedImmune, Parent or any of their subsidiaries, were converted into the right to receive $58.00 in cash per Share, without interest.

In connection with the consummation of the Merger and the previously completed tender offer by Purchaser for all of MedImmune’s outstanding common stock, on June 18, 2007, MedImmune announced that it is delivering a notice to holders of its 1.375% Convertible Senior Notes Due 2011 (the “2011 Notes”) and 1.625% Convertible Senior Notes Due 2013 (the “2013 Notes”, and, together with the 2011 Notes, the “Notes”), the Notes being governed by their respective indentures, each dated as of June 28, 2006, by and between the Company and Bank of New York, as trustee (the “Trustee”) (collectively, the indentures governing the 2011 Notes and the 2013 Notes are referred to as the “Indentures”), of the Fundamental Change and Make-Whole Fundamental Change (in each case, as defined in the Indentures) that occurred upon the consummation of the acquisition.

As more fully described in the notice to the noteholders, which notice is attached to this report as Exhibit 99.1 and incorporated herein by reference, in accordance with Section 10.01(A)(iv), 10.01(C) and 10.14(D) of the Indentures, Notes may be converted at any time during the period that began on Wednesday, May 2, 2007, and ends on, and includes, Tuesday, July 31, 2007 (the “Make-Whole Convertibility Period”).

The conversion rate in effect as of June 18, 2007 is 29.9679 shares of MedImmune common stock per $1,000 principal amount of Notes.  Pursuant to the Indentures, the Notes are convertible solely into cash.  The conversion rates for the Notes that are converted during the Make-Whole Convertibility Period are increased to 30.9510 shares for each $1,000 principal amount of the 2011 Notes and 31.4753 shares for each $1,000 principal amount of 2013 Notes.  In order to receive the increased conversion rate set forth above, holders must surrender their Notes for conversion during the Make-Whole Convertibility Period.  If a holder fails to convert its Notes during the Make-Whole Convertibility Period, such holder will be entitled, notwithstanding the expiration of the Make-Whole Convertibility Period, to convert its Notes up until the business day immediately preceding the respective maturity date of the Notes.  However, such holder will not be entitled to any increase in the conversion rate pursuant to Section 10.14 of the Indentures in respect of such Notes so converted, unless such conversion occurs during the Make-Whole Convertibility Period.

MedImmune has also announced that, as a result of the Fundamental Change described above, holders of the Notes have the right to require MedImmune to repurchase all of their Notes (or portions thereof that are integral multiples of $1,000 in principal amount) on Monday, July 23, 2007, the Fundamental Change Repurchase Date, at a repurchase price payable in cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding July 23, 2007.

Holders of Notes should read carefully the notice they will be receiving regarding their conversion rights and their rights to require MedImmune to repurchase their Notes in connection with the Fundamental Change and Make-Whole Fundamental Change, as it contains important information as to the procedures and timing for the exercise of such rights.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in the first paragraph under Item 2.04 above is hereby incorporated by reference.

As a result of the Merger, MedImmune no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”).  Accordingly, on June 18, 2007, at MedImmune’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act.  Additionally, MedImmune filed with the SEC a Certification on Form 15 under the Exchange Act to suspend MedImmune’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Shares and MedImmune’s 1% Convertible Notes due 2023.

Item 3.03.  Material Modification to Rights of Security Holders.

See Item 2.04 above.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of MedImmune became the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, MedImmune’s certificate of incorporation was amended and restated in its entirety to be identical to the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation set forth therein is “MedImmune, Inc.”), and such amended and restated certificate of incorporation became the certificate of incorporation of the Surviving Corporation.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation. Following the Merger, the bylaws of the Surviving Corporation will be amended to provide that the name of the Surviving Corporation set forth therein is “MedImmune, Inc.”

Item 8.01  Other Events.

On June 18, 2007, the Company issued the press release in connection with the notice of Fundamental Change and Make-Whole Fundamental Change relating to the Notes.  The press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Fundamental Change and Make-Whole Fundamental Change, dated June 18, 2007.
99.2	Press Release by MedImmune, Inc., dated June 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2007

MedImmune, Inc.

By:	/s/ William C. Bertrand
	Name:	William C. Bertrand Jr., Esq.
	Title:	Senior Vice President, General Counsel & Corporate Secretary